Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Neptune Technologies & Bioressources Inc.

We consent to the use of our report dated May 17, 2011, except for Exhibit 99.4, “Reconciliation to United States Generally Accepted Accounting Principles”, which is as of May 31, 2011, with respect to the consolidated balance sheets of Neptune Technologies & Bioressources Inc. as of February 28, 2011 and 2010, and the related consolidated statements of earnings and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended February 28, 2011, incorporated by reference in the Registration Statement on Form F-10 of Neptune Technologies & Bioressources Inc. and to the reference to our firm under the heading “Independent Auditors” in the prospectus, which is part of this Registration Statement.

/s/ KPMG LLP

Chartered Accountants

Montréal, Canada
September 22, 2011

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.